EXHIBIT 21.1

SUBSIDIARIES OF AT HOME GROUP INC.

Legal Name	State or Other Jurisdiction of Incorporation or Organization	Legal Name	State or Other Jurisdiction of Incorporation or Organization

At Home Holding II Inc.	Delaware	1660 W. Midway Boulevard (1031), LLC	Delaware
At Home Holding III Inc.	Delaware	335 N. Academy Boulevard (1031), LLC	Delaware
At Home Companies LLC	Delaware	3003 West Vine, LLC	Delaware
At Home Stores LLC	Delaware	2000 E. Santa Fe LLC	Delaware
At Home Procurement Inc.	Delaware	621 SW 19th Street LLC	Delaware
At Home RMS Inc.	Delaware	6360 Ridgewood Court Dr LLC	Delaware
At Home Gift Card LLC	Delaware	10800 Assembly Park Dr LLC	Delaware
At Home Properties LLC	Delaware	3551 S 27th Street LLC	Delaware
334 Chicago Drive, LLC	Delaware	4405 Pheasant Ridge Dr LLC	Delaware
1605 Buford Hwy, LLC	Delaware	4200 Ambassador Caffery Pkwy LLC	Delaware
2251 Southwyck Blvd, LLC	Delaware	2780 Wilma Rudolph Boulevard LLC	Delaware
1600 W. Kelly Avenue, LLC	Delaware	1376 E. 70th Street LLC	Delaware
1267 Central Park Dr, LLC	Delaware	E. Williams Field Rd LLC	Delaware
5501 Grove Blvd, LLC	Delaware	4833 Waterview Meadow Dr LLC	Delaware
1919 Wells Rd, LLC	Delaware	3000 Kirby Drive LLC	Delaware
7697 Winchester Rd, LLC	Delaware	25 Pace Blvd LLC	Delaware
1000 Turtle Creek Drive LLC	Delaware	5540 State Highway 121 LLC	Delaware
2201 Porter Creek Dr LLC	Delaware	602 US Hwy 287 LLC	Delaware
301 S Town East Mall Dr LLC	Delaware	2520 MacArthur Rd LLC	Delaware
8651 Airport Freeway LLC	Delaware	3002 Firewheel Parkway LLC	Delaware
2650 West Interstate 20, LLC	Delaware	1050 W. Elliott Rd LLC	Delaware
2827 Dunvale, LLC	Delaware	2016 Grand Cypress Dr LLC	Delaware
642 South Walnut Avenue LLC	Delaware	1811 Monocacy Blvd LLC	Delaware
4949 Greenwood Drive, LLC	Delaware	535 Pleasant Grove Rd LLC	Delaware
11501 Bluegrass Parkway LLC	Delaware	300 Tanger Outlet Blvd LLC	Delaware
1944 South Greenfield Road LLC	Delaware	2301 Earl Rudder Frwy S LLC	Delaware
4700 Green Road LLC	Delaware	361 Newnan Crossing Bypass LLC	Delaware
4304 West Loop 289 LLC	Delaware	15255 N Northsight Blvd LLC	Delaware
12990 West Center Road LLC	Delaware	3015 W 86th St LLC	Delaware
Transverse II Development LLC	Delaware	4825 Marburg Avenue LLC	Delaware
Rhombus Dev LLC	Delaware	7050 Watts Rd LLC	Delaware
Nodal Acquisitions, LLC	Delaware	9570 Fields Ertel Road LLC	Delaware
7613 North East Loop 1604, LLC	Delaware	24340 Northwest Freeway LLC	Delaware
19000 Limestone Commercial Dr, LLC	Delaware	1720 N Hardin Blvd LLC	Delaware
4801 183A Toll Road, LLC	Delaware	3820 W Wisconsin Avenue LLC	Delaware
1600 East Plano Parkway, LLC	Delaware	216 Gable Crossing Drive LLC	Delaware
15065 Creosote Road LLC	Delaware